UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 1, 2022

Tribe Capital Growth Corp I

(Exact name of registrant as specified in its charter)

Delaware	001-40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 19th Street

San Francisco, CA 94110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 567-9955

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	ATVCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	ATVC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock $11.50 per share	ATVCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On June 1, 2022, Tribe Capital Markets LLC (“Tribe”) withdrew as a member of our sponsor, Tribe Arrow Holdings I LLC, a Delaware limited liability company (“Sponsor”).  In conjunction with its withdrawal as a member, Tribe resigned as the managing member of our Sponsor effective June 1, 2022.  Members holding a majority of the membership interest in the Sponsor appointed Arrow Multi Asset Fund – Arrow SP6 (“Arrow”) as the managing member of the Sponsor effective June 1, 2022.  Tribe and Arrow will work cooperatively to transition our management and operations and the management and operations of the Sponsor to Arrow and its affiliates.  We anticipate the transition will result in changes to how and where we source, as well as underwrite, potential business combination targets. Additionally, we anticipate certain of our officers and directors affiliated with Tribe will resign upon completion of the transition. Resigning officers may include, but may not be limited to, our Chief Executive Officer, Chief Financial Officer and our Secretary. Any vacancies created by such resignations will be filled in accordance with our bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBE CAPITAL GROWTH CORP I
Dated: June 7, 2022

By:	/s/ Arjun Sethi
Name: Arjun Sethi
Title: Chief Executive Officer